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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of Schwab Money Market Portfolio, Schwab MarketTrack Growth Portfolio II, and Schwab S&P 500 Index Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
SAN FRANCISCO, CALIFORNIA
APRIL 25, 2005